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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported):  February 11, 2000

                             Active Software, Inc.
            (Exact name of Registrant as specified in its charter)


            Delaware                     000-26367               94-3232772
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
incorporation or organization)                               Identification No.)



                              3333 Octavius Drive
                             Santa Clara, CA 95054
              (Address of principal executive offices) (Zip code)


                                (408) 988-0414
             (Registrant's telephone number, including area code)
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Item 2.   Acquisition or Disposition of Assets

     On January 19, 2000, Active Software, Inc., a Delaware corporation ("Active") entered into an Agreement and Plan of Reorganization (the "Agreement") by and among Active, Igator Acquisitions Corp., a Delaware corporation and a wholly-owned subsidiary of Active ("Merger Sub"), Alier, Inc., a California corporation ("Alier"), and Alex Osborne and Scott Persinger, Shareholders of Alier. Alier is a provider of enterprise application integration software. Pursuant to the Agreement, on February 11, 2000 Active acquired Alier by the merger of Merger Sub with and into Alier. All outstanding shares of Alier capital stock were exchanged for 390,875 shares of Active Common Stock and two million dollars in cash, and options to purchase Alier capital stock were converted into options to purchase 158,277 shares of Active Common Stock. The number of shares of Active Common Stock as well as the cash consideration were determined by arms-length negotiations among the parties. The merger will be accounted for as a purchase transaction.

     The Active Common Stock was issued to Target shareholders as a private placement pursuant to Section 4(2) of the Securities Act of 1933, as amended, and has not been registered. On February 17, 2000, Active filed a registration statement on Form S-8 with the Securities and Exchange Commission with respect to the issuance of shares upon exercise of options assumed in the merger.

     Under the terms of the Agreement, a total of 38,685 shares of Active Common Stock issued in the merger will be held in escrow for the purpose of indemnifying Active, Merger Sub, and their respective officers, directors and stockholders against certain liabilities of Target. Such escrow will expire on February 11, 2001.

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Item 7.   Financial Statements and Exhibits

     (a)  Financial Statements of Business Acquired.
          -----------------------------------------

          It is currently impracticable for Active Software, Inc. to provide the required financial statements. In accordance with Item 7(a)(4) of the Instructions to Form 8-K, the Company will file such financial statements as soon as they are available, and in no event later than 60 days from the date of this 8-K.

     (b)  Pro Forma Financial Information.
          -------------------------------

          It is currently impracticable for Active Software, Inc. to provide the required financial statements. In accordance with Items 7(a)(4) and 7(b)(2) of the Instructions to Form 8-K, the Company will file such financial statements as soon as they are available, and in no event later than 60 days from the date of this 8-K.

     (c)  Exhibits.
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          2.1  Agreement and Plan of Reorganization dated as of January 19,
               2000, by and among Active Software, Inc., Igator Acquisitions Corp., Alier, Inc., and Alex Osborne and Scott Persinger, Shareholders of Alier, Inc.

          2.2 Registration Rights Agreement dated as of February 11, 2000, by and among Active Software, Inc. and Alex Osborne, Scott Persinger, David Lemberger and Carron Schmick.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                          Active Software


Date:  February 25, 2000                 By:   /s/ Jon A. Bode
                                                -------------------------------
                                                Jon A. Bode
                                                Chief Financial Officer

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                               INDEX TO EXHIBITS

Exhibit
Number    Description
------    -----------

2.1 Agreement and Plan of Reorganization dated as of January 19, 2000, by and among Active Software, Inc., Igator Acquisitions Corp., Alier, Inc., and Alex Osborne and Scott Persinger, Shareholders of Alier, Inc.

2.2 Registration Rights Agreement dated as of February 11, 2000, by and among Active Software, Inc. and Alex Osborne, Scott Persinger, David Lemberger and Carron Schmick.